UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2017

COPSYNC, INC.
(Exact name of registrant specified in charter)

Delaware	001-37613	98-0513637
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16415 Addison Road, Suite 300, Addison, Texas 75001
(Address of principal executive offices) (Zip Code)

(972) 865-6192
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On February 14, 2017, COPsync, Inc. (the “Company,” “we” or “us”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain accredited investors named in the signature pages thereto (the “Purchasers”) pursuant to which the Company agreed to issue and sell an aggregate of 1,958,000 shares (the “Shares”) of its common stock, par value $0.0001 per share (the “Common Stock”), in a registered direct offering (the “Registered Direct Offering”) and, in a concurrent private placement, the Company agreed to sell five-year warrants to purchase up to 1,958,000 shares of Common Stock (the “Purchase Warrants”), with an exercise price of $0.46 per share (the “Private Placement”).  The combined purchase price for one registered Share and one Purchase Warrant is $0.57.

The Company expects to receive aggregate net proceeds, after deducting the placement agent’s fees and other estimated offering expenses, in the amount of approximately $1,026,775.  The Company intends to use the aggregate net proceeds for expansion of sales and marketing, working capital, and continued product development and network enhancement, and for other corporate purposes.

The closing of the Registered Direct Offering and the Private Placement is expected to take place on February 21, 2017, subject to customary closing conditions.

The Shares are being offered and sold to the public pursuant to our shelf registration statement on Form S-3 (File No. 333-212389) initially filed with the Securities and Exchange Commission (the “Commission) on July 1, 2016 and declared effective on July 13, 2016 (the “Registration Statement”).  A prospectus supplement relating to the Registered Direct Offering will be filed with the Commission on or before February 16, 2017.

The Securities Purchase Agreement contains customary representations, warranties and agreements by us and customary conditions to closing. Under the Securities Purchase Agreement, the Company has agreed not to enter into any agreement to issue or announce the issuance or proposed issuance of any common stock or common stock equivalents for a period of 30 days following the closing of the offering. In addition, the Company has also agreed with the Purchasers that for a period of two years following the closing of the offering, the Company will not effect or enter into an agreement to effect a “Variable Rate Transaction” as defined in the Securities Purchase Agreement.

Purchase Warrants

Each Purchase Warrant will be exercisable beginning on the date that is six months after the date of the closing of the Private Placement (the “Initial Exercise Date”), at an exercise price of $0.46 per share, subject to adjustment as provided therein. The Purchase Warrants will be exercisable for five years from the Initial Exercise Date, but in each case not thereafter. Subject to limited exceptions, a holder of Purchase Warrants will not have the right to exercise any portion of its Purchase Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that upon 61 days’ prior notice to us, the holder may increase the Beneficial Ownership Limitation, provided that in no event shall the Beneficial Ownership Limitation exceed 9.99%.

The exercise price and number of the shares of our common stock issuable upon the exercise of the Purchase Warrants will be subject to adjustment in the event of any stock dividends and splits, reverse stock split, recapitalization, reorganization or similar transaction, as described in the Purchase Warrants.

The Purchase Warrants are not and will not be listed for trading on any national securities exchange.  The Purchase Warrants and the shares of Common Stock underlying the Purchase Warrants (the “Warrant Shares”) are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Registration Statement and are not being offered pursuant to the prospectus supplement and the accompanying base prospectus.  The Purchase Warrants and the Warrant Shares are being offered pursuant to an exemption from the registration requirement of the Securities Act provided in Section 4(a)(2) of the Securities Act and/or Regulation D. The Purchase Warrants and the Warrant Shares may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirement of the Securities Act.

After the Initial Exercise Date, if a registration statement covering the issuance or resale of the Warrant Shares is not available for the issuance or resale, as applicable, the Purchasers may exercise the Purchase Warrants by means of a “cashless exercise.”

The foregoing descriptions of the Securities Purchase Agreement and the Purchase Warrants are qualified in their entirety by reference to the full text of the Form of Purchase Warrant and the Form of Securities Purchase Agreement, which are attached to this Current Report on Form 8-K as Exhibits 4.1 and 10.1, respectively, and incorporated herein by reference in their entirety.

The legal opinion, including the related consent, of Pryor Cashman LLP relating to the legality of the issuance and sale of the Shares is filed as Exhibit 5.1 hereto.

We note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this report were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to or in favor of any stockholder or potential stockholder of the Company other than the parties thereto. In addition, the assertions embodied in any representations, warranties and covenants contained in such agreements may be subject to qualifications with respect to knowledge and materiality different from those applicable to security holders generally. Moreover, such representations, warranties or covenants were accurate only as of the date when made, except where expressly stated otherwise. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs at any time.

This report contains forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements related to our future activities, or future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performances and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those risks discussed in our Annual Report on Form 10-K and in other documents that we file from time to time with the Commission. Any forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this report, except as required by law.

The prospectus supplement relating to the Registered Direct Offering has been filed with the Commission and is available on the Commission’s web site at http://www.sec.gov. Copies of the prospectus supplement may also be obtained from Maxim Group LLC, 405 Lexington Avenue, New York, NY 10174, (212) 895-3745.

This report does not constitute an offer to sell, or the solicitation of an offer to buy, and these securities cannot be sold in any state or jurisdiction in which an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any state or jurisdiction. Any offer will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.

Item 3.02	Unregistered Sale of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K in relation to the Purchase Warrants and the Warrant Shares is incorporated herein by reference.

On February 14, 2017, the Company entered into a securities purchase agreement with certain accredited investors in which the Company Agreed to sell five-year warrants to purchase up to 1,958,000 shares of Common Stock, with an exercise price of $0.46 per share (the “Warrants”).

The issuance of the Warrants was exempt from the registration requirement of the Securities Act pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act.

Item 8.01	Other Events.

On February 15, 2017, the Company issued a press release announcing the Registered Direct Offering and the concurrent Private Placement.  A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Form of Purchase Warrant
5.1	Opinion of Pryor Cashman LLP
10.1	Form of Securities Purchase Agreement
23.1	Consent of Pryor Cashman LLP (included in Exhibit 5.1 hereto)
99.1	Press Release, dated February 15, 2017, entitled “COPsync Announces $1.1 Million Registered Direct Offering of Common Stock.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPSYNC, Inc.

Dated: February 15, 2017	By:	/s/ Philip J. Anderson
	Name:	Philip J. Anderson
	Title:	Chief Financial Officer